Exhibit 99.2

May 20, 2005

Brand Intermediate Holdings, Inc.
15450 South Outer Highway 40, #270
Chesterfield, MO 63017

Preferred Stock
Commitment Letter

Ladies and Gentlemen:

Brand Intermediate Holdings, Inc., a Delaware corporation ("Holdings" or "you"), has advised JPMorgan Partners (together with its affiliates "JPMP", "we" or "us") that your subsidiary Brand Services, Inc. ("BSI") intends to acquire (the "Acquisition") substantially all of the assets and to assume certain of the liabilities of Aluma Enterprises, Inc., a Canadian corporation ("Target Company"), obtain certain bank financing in connection therewith and undertake certain other transactions related thereto (collectively, the "Transactions").

JPMP is pleased to advise you of its commitment to purchase (the "Equity Purchase") up to $30 million of redeemable preferred stock of Holdings on the terms and conditions set forth in this commitment letter (this "Letter") and the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "Term Sheet", and together with this letter and Exhibit B hereto, this "Commitment Letter").

You agree promptly to prepare and provide (and to use commercially reasonable efforts to cause BSI and Target Company to provide) to JPMP all information reasonably available with respect to Holdings, BSI, Target Company, and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request. You hereby represent and covenant (and it shall be a condition to our commitment and agreement hereunder) that (a) all information other than the Projections (the "Information") that has been or will be made available to JPMP by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to JPMP by you or any of your representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to JPMP, it being understood that actual results may vary materially from the Projections. You agree that if at any time prior to the closing of the Equity Purchase any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections to the extent of Information available to you so that such representations will be correct under those circumstances.

The commitment of JPMP hereunder is subject to (a) our not having discovered or otherwise become aware of any information not previously disclosed to us that we believe to be inconsistent in a material and adverse manner with our understanding, based on the information provided to us prior to the date hereof, of the business, assets, liabilities, operations, financial condition, operating results or Projections of Target Company and its subsidiaries or BSI and its subsidiaries, in each case, taken as a whole, (b) there not having occurred any change, event, fact, condition, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect or change on the condition (financial or otherwise), properties, business, results of operations, assets, liabilities or operations of (i) Holdings, (ii) BSI and its subsidiaries, taken as a whole, or (iii) Target Company and its subsidiaries, taken as a whole, in each case, since December 31, 2004, (c) the negotiation, execution and delivery of definitive documentation with respect to the Equity Purchase and all other financing arrangements related to the Transactions, in each case reasonably satisfactory to JPMP and its counsel, (d) your compliance, in all material respects, with the terms of this Commitment Letter, and (e) the other conditions set forth or referred to in the Term Sheet and Exhibit B hereto

You agree (a) to indemnify and hold harmless JPMP and its respective affiliates and officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Transactions, the Equity Purchases or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person upon demand for any reasonable legal expenses (with, subject to customary exceptions for actual or potential conflicts of interest, all Indemnified Persons to use a single counsel in each jurisdiction) or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse JPMP from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to expenses of the Banks’ due diligence investigation, consultants’ fees, travel expenses and fees, disbursements and other charges of Mayer, Brown, Rowe & Maw LLP), in each case incurred in connection with the Equity Purchase and the preparation of this Commitment Letter, the definitive documentation for the Equity Purchase and any security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any damages arising from the unauthorized use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems or for any indirect, special, punitive or consequential damages in connection with its activities related to the Equity Purchase.

This Commitment Letter shall not be assignable by you without the prior written consent of JPMP (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) and is not intended to create a fiduciary relationship between the parties hereto. Any and all obligations of JPMP may be performed and any and all rights of JPMP hereunder may be exercised by or through any of its respective affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by JPMP and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter supersede all prior understandings, whether written or oral, between us with respect to the Equity Purchase. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor any of its terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof); provided that you may disclose this Commitment Letter and the contents hereof to Target Company and its controlling stockholders and their respective officers, directors, employees, attorneys, accountants and advisors, on a confidential and need-to-know basis.

The compensation, reimbursement, indemnification, governing law, syndication, clear market, forum selection and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive documentation shall be executed and delivered with respect to the Equity Purchase and notwithstanding the termination of this Commitment Letter or JPMP’s commitments hereunder.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on May 25, 2005. The commitments of JPMP hereunder will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that (a) the consummation of the Equity Purchase does not occur on or before September 15, 2005, or (b) your obligation to effect the Acquisition terminates, then this Commitment Letter and the commitments and undertakings hereunder shall automatically terminate unless JPMP shall, in its sole discretion, agree to an extension.

We are pleased to have been given the opportunity to assist you in connection with the Equity Purchase.

             Very truly yours,

JPMORGAN PARTNERS

By:	/s/
Name
Title

Accepted and agreed to as of the date first above written:

BRAND INTERMEDIATE HOLDINGS, INC.

By:	/s/
Name
Title

EXHIBIT A
CONFIDENTIAL

CUMULATIVE REDEEMABLE PREFERRED STOCK

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Issuer:	Brand Intermediate Holdings, Inc., a Delaware corporation ("Holdings").

Purchaser:	JPMorgan Partners, its affiliates or any other party acceptable to JPMorgan Partners (the "Purchaser").

Securities:	Holdings will issue up to $30 million of Redeemable Preferred Stock (the "Preferred Stock").

Purchase Price:	$1,000 per share of Preferred Stock.

Closing Date:	The date the Equity Purchase is consummated (the "Closing Date").

Use of Proceeds:
Holdings will use the proceeds to purchase preferred stock of Brand Services, Inc ("BSI"). having identical terms as the Preferred Stock or common stock of BSI and BSI will use the proceeds of such purchase to finance, in part, the Transactions.

Ranking:	The Preferred Stock will rank senior to all classes and series of equity of Holdings, whether now or hereafter outstanding.

Dividends:	Dividends on all Preferred Stock outstanding will accrue at a rate per annum equal to 18% of the Liquidation Value (as defined below).

Dividends on the Preferred Stock will accrue from the date of issuance whether or not they have been declared and whether or not there are profits, surplus or other funds of Holdings available for the payment of dividends and will compound quarterly on March 31, June 30, September 30, and December 31 of each year, commencing on the first such date after the Closing Date. Dividends shall be payable in cash only on the date of a liquidation or redemption, unless otherwise restricted by law or any financing agreement to which Holdings or any of its subsidiaries is subject. Calculation of dividends shall be on the basis of actual days elapsed in a year of 360 days.

Upon the occurrence and during the continuance of an Event of Noncompliance (to be defined in the LLC Agreement), the dividend accrual rate per annum on all Preferred Stock outstanding will increase by 0.25% increments per quarter from 18% to a maximum of 20% of the Liquidation Value; provided that upon the occurrence and during the continuance of a payment default such dividend accrual rate will automatically increase to 20% of Liquidation Value.

Liquidation:
Upon any liquidation, dissolution or winding up of Holdings, whether voluntary or involuntary, before any distribution or payment is made upon any shares of any other class of equity of Holdings, the holders of Preferred Stock shall be entitled to be paid an amount equal to $1,000 per share (the "Liquidation Value"), plus all accrued and unpaid dividends thereon, whether or not declared.

Neither the consolidation nor merger of Holdings into or with any other company or companies, nor the sale or transfer by Holdings of all or any part of its assets, nor the reduction of the capital stock of Holdings, shall be deemed to be a liquidation, dissolution or winding-up of Holdings within the meaning of the foregoing paragraph.

Mandatory Redemption; Change of Control Put:
Holdings will be required to redeem all of the Preferred Stock on October 15, 2013 at a redemption price per share equal to the Liquidation Value thereof, plus accrued and unpaid dividends to the date of redemption (to the extent not already reflected in Liquidation Value).

In addition, upon a Change of Control (as defined in the LLC Agreement), Holdings will be required to redeem all outstanding shares of Preferred Stock at a cash redemption price equal to 101% of the Liquidation Value thereof, plus accrued and unpaid dividends to the date of redemption (to the extent not already reflected in Liquidation Value).

Optional Redemption:

Commencing on the third anniversary of the Closing Date, the Preferred Stock may be redeemed, in whole or in part, at a cash redemption price equal to the applicable redemption prices per share (expressed as a percentage of the Liquidation Value thereof) as set forth below, plus accrued and unpaid dividends to the date of redemption (to the extent not already reflected in Liquidation Value):

Period in which redemption occurs	Percentage
7/01/08 - 6/30/09	109%
7/01/09 - 6/30/10	104.5%
7/01/10 - 6/30/11	102.25%
7/01/12 - thereafter	100%

In addition, Holdings may redeem the Preferred Stock at a redemption price equal to the sum of the present values of 109% of the aggregate Liquidation Value of such Preferred Stock and scheduled payments of dividends on such Preferred Stock to and including July 1, 2008, discounted to the date of redemption or purchase (the "Redemption Date") on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid dividends, if any, to, the Redemption Date.

"Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release (or any successor release) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 1, 2008; provided however, that if the period from such Redemption Date to July 1, 2008 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to July 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Representations, Warranties, Covenants, Events of Noncompliance, etc.:
Unless otherwise consented to by the Purchaser, substantially the same as those contained in the other financing documents for the Transactions, together with others typical for preferred equity securities and as mutually agreed upon.

Conditions Precedent:

Those contained in the commitment letter (including Exhibit B thereto) to which this term sheet is attached and, unless otherwise consented to by the Purchaser, conditions precedent that are substantially the same as those contained in the other financing documents, together with others typical for preferred equity securities and as mutually agreed upon.

Voting Rights:	Except as required under law, the Preferred Stock will not have any voting rights.

EXHIBIT B

Summary of Conditions Precedent

Except as otherwise set forth below, the Equity Purchase shall be subject to the following additional conditions precedent:

1.    The Acquisition and the other Transactions shall be consummated simultaneously with the consummation of the Equity Purchase in accordance with applicable law (including applicable securities law) and the asset purchase agreement therefore (the "Purchase Agreement") without waiver or amendment of any provision thereof that could materially adversely affect the interests of JPMP unless consented to by JPMP; and JPMP shall be reasonably satisfied with the capitalization, structure (legal and otherwise) and equity ownership of Holdings and BSI after giving effect to the Transactions and the Equity Purchase to the extent it is materially inconsistent with what is set forth in the Commitment Letter and the draft Purchase Agreement and related documentation. JPMP shall have received duly executed and delivered copies of the Purchase Agreement, all documents related thereto and all opinions delivered in respect of the foregoing, in each case, in form and substance satisfactory to JPMP. An amended and restated certificate of incorporation of Holdings, in form and substance satisfactory to JPMP, shall have been filed with the Delaware secretary of state.

2.    JPMP shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of Holdings, BSI and Target Company for the fiscal year ended December 31, 2004 and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of Holdings, BSI and Target Company for each subsequent fiscal quarter ended 45 days before the Closing Date.

3.    JPMP shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of each of Holdings and BSI as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements are required to be delivered pursuant to paragraph 2 above, prepared, in each case, after giving effect to each of the Transactions and the Equity Purchase as if each had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

4.    JPMP shall have received a certificate from the chief financial officer of each of Holdings and BSI certifying that BSI and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

           5.    All requisite material governmental authorities and third parties shall have approved or consented to each of the Transactions and the Equity Purchase and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action that has restrained or prevented either of the Transactions or the Equity Purchase.